Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of Marijuana Company of America, Inc. of our report dated April 15, 2022 relating to our audits of the December 31, 2021 and 2020 consolidated financial statements, which report appears in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ L&L CPAs, PA
L&L CPAs, PA
Plantation, FL
July 14, 2022